UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2010

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de Wavre, 1789 1160 Brussels, Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01 Regulation FD Disclosure.

WABCO’s Compensation, Nominating and Governance Committee has approved an increase in the stock ownership guidelines for executive officers to further align the officers’ interests with those of WABCO’s shareholders. Under the revised guidelines, Jacques Esculier, our Chairman of the Board and Chief Executive Officer, will be required to hold WABCO common stock with a total value equal to at least six (6) times his base salary (up from three (3) times), and certain executive officers will be required to hold WABCO common stock with a total value equal to at least three (3) times their respective base salary (up from two (2) times). WABCO’s stock ownership guidelines currently require that executive officers hold vested share awards for six months after the vesting date. The revised stock ownership guidelines require that executive officers also hold any “net gain shares” (shares received upon the exercise of a stock option after any sale of underlying shares to cover the exercise price and any applicable taxes) received upon the exercise of any future stock option grants for a period of six months after exercise. The “net gain shares” holding requirements will only apply to the extent that the executive officer has not yet met his personal stock ownership requirement. As in the past, shares underlying vested and unvested stock options will not count towards the stock ownership requirement.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to this Item 7.01 in such filing.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Comments in this report contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the “Risk Factors” section and the “Forward Looking Statements” section of WABCO’s Annual Report on Form 10-K, as well as in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” sections of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2010	WABCO HOLDINGS INC.

	By:	/s/ Vincent Pickering
Name: Vincent Pickering
Title: Chief Legal Officer and Secretary

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